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                                                        EXHIBIT 99.A(1)











                                 EXHIBIT A(1)

               Resolutions of Board of Directors of the Company
                    Authorizing the Variable Life Account


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                        SENTRY LIFE INSURANCE COMPANY

                RECORD OF DIRECTORS MINUTES FEBRUARY 12, 1985

         APPENDIX TO MINUTES OF DIRECTORS MEETING OF FEBRUARY 12, 1985


     WHEREAS, the Company is desirous of developing and marketing certain types of variable life insurance contracts which may be required to register with the Securities and Exchange Commission pursuant to the various securities laws; and

     WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

     NOW, THEREFORE, BE IT RESOLVED: That the Company is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of variable life insurance contracts; and

     FURTHER RESOLVED: That this Company is hereby authorized to establish and to designate one or more separate accounts of this Company in accordance with the provisions of state insurance law. The purpose of any such separate account shall be to provide an investment medium for such variable life insurance contracts issued by this Company as may be designated as participating therein. Any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable life insurance contracts participating therein; (ii) such assets of the Company as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Company's reserve liability under the variable life insurance contracts participating in such separate accounts or as may be necessary for the establishment of such separate accounts; (iii) the dividends, interest and gains produced by the foregoing; and

     FURTHER RESOLVED: That the proper officers of the Company are hereby authorized;
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                        SENTRY LIFE INSURANCE COMPANY

                RECORD OF DIRECTORS MINUTES FEBRUARY 12, 1985

         APPENDIX TO MINUTES OF DIRECOTS MEETING OF FEBRUARY 12, 1985


          (i) to register the variable life insurance contracts participating in any such separate accounts under the provisions of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

          (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

          (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;

          (iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary and to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Acts;

          (v) to file the variable and life insurance contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

          (vi) to prepare to have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and

     FURTHER RESOLVED: That for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President of the Company and the Secretary of the Company, and each of them, are hereby designated as attorneys and agents of the Company, and the appropriate officers of the Company be, and they hereby are, authorized and directed to grant the power of attorney of the Company to the President of the Company and the Secretary of the Company by executing and delivering to such individuals, on behalf of the Company, a power of attorney; and

     FURTHER RESOLVED: That in connection with the offering and sale of the variable life insurance contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Company be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper State authorities, on behalf of and in
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                        SENTRY LIFE INSURANCE COMPANY

                RECORD OF DIRECTORS MINUTES FEBRUARY 12, 1985

        APPENDIX TO MINUTES OF DIRECTORS MEETING OF FEBRUARY 12, 1985

the name of the Company, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the variable life insurance contracts in such jurisdiction; and

     FURTHER RESOLVED: That the forms of any resolutions required by any State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into these minutes copies of such resolutions; and

     FURTHER RESOLVED: That the officers of this Company, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary to appropriate, in their discretion, to implement the purpose of these resolutions.
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                         SENTRY LIFE INSURANCE COMPANY

                         SENTRY VARIABLE LIFE ACCOUNT I

                            STANDARDS OF SUITABILITY

WHEREAS, by resolution of February 12, 1985 (the "Resolution"), the Board of Directors of Sentry Life Insurance Company (the "Company") provided that the form of any resolution required by any state authority to be filed in connection with any of the documents or instruments referred to in the Resolution, be adopted as if fully set forth in the Resolution if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolution is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into the minutes of the Company, copies of such resolution; and

WHEREAS, in the opinion of the officers of the Company as evidenced by their signatures below, the adoption of the following resolution by the Company is advisable.

NOW THEREFORE BE IT RESOLVED, That in connection with the sale of flexible premium variable life insurance policies issued by Sentry Variable Life Account I, a separate account sponsored by the Company, the following Standards of Suitability be and hereby are adopted:

     1) No recommendations shall be made to an applicant to purchase a variable life insurance contract without reasonable grounds to believe that the purchase of such contract is not unsuitable for such applicant;

     2) No variable life insurance contracts shall be issued to an applicant without reasonable grounds to believe that the purchase of such contract is not unsuitable for such applicant;

     3) All recommendations and issues shall be made after reasonable inquiry of the applicant's insurance and investment objectives, financial situation and needs;

     4) All recommendations and issues will be based upon information furnished by the applicant and any other information known to the Company or agent making the recommendation.
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FURTHER RESOLVED: Said Standards of Suitability shall be maintained by the
Company, its officers, directors, employees, affiliates, and agents to determine the suitability of a flexible premium variable life insurance policy as an investment for an applicant.


FURTHER RESOLVED: That the officers are hereby directed to take any and all action necessary to implement and maintain the Standards of Suitability set forth above.

                                 SENTRY LIFE INSURANCE COMPANY


                                 By:  Peter P. Trapp
                                      -----------------------------
                                      Peter P. Trapp, President

                                      Caroline E. Fribance
                                      -----------------------------------
                                      Caroline E. Fribance, Secretary
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                             SENTRY LIFE INSURANCE

                         SENTRY VARIABLE LIFE ACCOUNT I

                              STANDARDS OF CONDUCT

WHEREAS, by resolution of February 12, 1985 (the "Resolution"), the Board of Directors of Sentry Life Insurance Company (the "Company") provided that the form of any resolution required by any state authority to be filed in connection with any of the documents or instruments referred to in the Resolution, be adopted as if fully set forth in the Resolution if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolution is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into the minutes of the Company, copies of such resolutions; and

WHEREAS, in the opinion of the officers of the Company as evidenced by their signatures below, the adoption of the following resolution by the Company is advisable.

NOW THEREFORE BE IT RESOLVED, that in connection with the sale of flexible premium variable life insurance policies issued by Sentry Variable Life Account I, a separate account sponsored by the Company, the following Standards of Conduct are hereby adopted.

     The Company or any affiliate thereof without the written approval of the applicable regulatory agency shall not:

          1) Sell to or purchase from any such separate account established by the insurer any security or other property, other than variable life insurance policies;

          2) Purchase or allow to be purchased for any such separate account any securities of which the insurer or an affiliate is the issuer;

          3) Accept any compensation, other than a regular salary or wage, from such insurer or affiliate, for the sale or purchase of securities to or from any such separate account; provided that an affiliate acting as a broker or dealer in connection with the sale of securities to or by such separate account and any commission fee or remuneration changed therefor shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected, or where such charges are subject to negotiation or where no minimum change is applicable, then such change shall be consistent with the charges prevailing in the ordinary course of business in the community where such transaction is effected;
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          4) Engage in any joint transaction, participation or common undertaking whereby such insurer or an affiliate participates with Sentry Variable Life Account I in any transaction in which the Company or any of its affiliates obtain an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service and the Company or any of its affiliates is disadvantaged in any of these respects by the same transaction;

          5) Borrow money or securities from Sentry Variable Life Account I other than under a policy loan provision.

No provision of this Resolution shall be construed to prohibit:

     1) The investment of separate account assets in securities issued by one or more investment companies registered pursuant to the Investment
        Company Act of 1940 which is sponsored or managed by the insurer or an affiliate, and the payment of investment management or advisory fees on such assets;

     2) The combination of orders for the purchase or sale of securities for the insurer, an affiliate thereof, any separate accounts, or any one or more of them, which is for their mutual benefits or convenience so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants;

     3) An insurer or an affiliate to act as a broker or dealer in connection with the sale of securities to or by such separate account;
        however, any commission fee or remuneration charged therefor shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected, or where such charges are subject to negotiation or where no minimum charge is applicable, then such charge shall be consistent with the charges prevailing in the ordinary course of business in the community where such transaction is effected;

     4) The rendering of investment management or investment advisory services by an insurer or affiliate, for a fee, subject to any rule or regulation promulgated by the applicable regulatory agency.

FURTHER RESOLVED, said Standards of Conduct shall be maintained by the Company, its officers, directors, employees, and affiliates with respect to investments of Sentry Variable Life Account I and its operation.
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FURTHER RESOLVED: That the officers are hereby directed to take any and all action necessary to implement and maintain the Standards of Conduct set forth above.

                                  SENTRY LIFE INSURANCE COMPANY

                                  By:  Peter P. Trapp
                                       -----------------------------
                                       Peter P. Trapp, President

                                       Caroline E. Fribance
                                       -----------------------------------
                                       Caroline E. Fribance, Secretary